Exhibit 99.1

CareTrust REIT, Inc. Announces Third Quarter 2016 Operating Results

Conference Call Scheduled for Thursday, November 3, 2016 at 12:00 pm ET

San Clemente, CA – (Globe Newswire – November 2, 2016) – CareTrust REIT, Inc. (NASDAQ:CTRE) today reported operating results for the third quarter of 2016, as well as other recent events. For the quarter:

•	Net income was $0.13, normalized FFO was $0.28 and normalized FAD was $0.30, all per diluted weighted-average common share;

•	CareTrust acquired five facilities and initiated two new net-lease tenant relationships;

•	The Company made two additional preferred equity investments to develop two skilled nursing facilities, both of which are currently under construction; and

•	CareTrust invested approximately $45.9 million (inclusive of transaction costs) at a blended initial cash yield of 9.4%.

Approximately $45.9 Million in New Investments

Discussing the Company’s progress during the quarter, Chairman and Chief Executive Officer Greg Stapley remarked, “We are excited to report the addition of two great operator relationships in key markets, along with the five, well-situated skilled nursing and seniors housing assets they are now operating.” He further reported that CareTrust expanded its existing relationship with tenant Cascadia Healthcare through two preferred equity investments, and that the two new, state-of-the-art skilled nursing facilities being developed thereunder had already begun construction.

Mr. Stapley also reiterated CareTrust’s disciplined growth strategy, saying, “We remain committed to making investments only when we can partner with an experienced, sophisticated and fully-engaged operator who we believe can thrive in all kinds of operating environments.”

Financial Results for the Quarter Ended September 30, 2016

Chief Financial Officer Bill Wagner reported that CareTrust generated normalized FFO of $16.3 million or $0.28 per diluted weighted-average common share, and normalized FAD of $17.1 million or $0.30 per diluted weighted-average common share. He added that net income for the quarter was $7.8 million, or $0.13 per diluted weighted-average common share.

Capital Events and Liquidity

Mr. Wagner also discussed the Company’s liquidity, reporting that the Company briefly activated its at-the-market equity issuance program during the quarter, issuing approximately 183,000 shares at an average price per share of $15.61, resulting in gross proceeds of $2.9 million.

He further reported an outstanding balance of $103.0 million under CareTrust’s $400 million unsecured revolving credit facility. He added that CareTrust’s debt-to-run-rate EBITDA ratio was approximately 5.1x, and its debt-to-enterprise value was approximately 35%, each at quarter-end. He also noted that CareTrust continues to have no property-level debt and, taking into account existing extension rights, no debt maturing before 2020.

2016 FFO and FAD Guidance Revised Upward

Mr. Wagner updated CareTrust’s previously-issued 2016 earnings guidance, increasing the low estimate of the previous ranges. CareTrust now projects normalized FFO per diluted weighted-average common share of approximately $1.09 to $1.10, and normalized FAD per diluted weighted-average common share of approximately $1.16 to $1.17. The revised guidance assumes no new acquisitions beyond those made to date, no new debt incurrences or new equity issuances, and no future rent escalations on CareTrust’s long-term leases.

Dividend Declared

During the quarter, CareTrust declared a quarterly dividend of $0.17 per common share. “On an annualized basis, our quarterly dividend represents a FFO payout ratio of approximately 62% based on the midpoint of our 2016 normalized FFO guidance,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while giving us ample additional growth capital to reinvest and providing a solid overall return to our shareholders,” he added.

Conference Call

A conference call will be held on Thursday, November 3, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time), during which CareTrust’s management will discuss the Company’s third quarter 2016 results, recent developments and other matters affecting the Company’s business and prospects. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 9812123. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 149 net-leased healthcare properties and three operated seniors housing properties in 20 states, CareTrust pursues opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding our intent, belief or expectations, including, but not limited to, statements regarding future financial positions, business and acquisition strategies, growth prospects, operating and financial performance, and the performance of our operators and their respective facilities.

Words such as “anticipate,” “believe,” “could,” expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. Our forward-looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off from The Ensign Group, Inc. (“Ensign”); (ii) the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with us in connection with such spin-off, including its triple-net long-term leases with us, and any of its obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of our tenants to (a) comply with laws, rules and regulations in the operation of the properties we lease to them, and (b) renew their leases with us upon expiration, or in the alternative, (c) our ability to reposition and re-let our properties on the same or better terms in the event of nonrenewal or replacement of an existing tenant and any obligations, including indemnification obligations, that we may incur in replacing an existing tenant; (iv) the availability of, and the ability to identify and acquire, suitable acquisition opportunities and lease the same to reliable tenants on accretive terms; (v) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain and properly incentivize key management personnel; (ix) the ability maintain our status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors identified in our filings with the Securities Exchange Commission (“SEC”), including those in our Annual Report on Form 10-K for the year ended December 31, 2015 under the heading entitled “Risk Factors.”

Information in this press release or the related conference call is provided as of September 30, 2016, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise.

As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” “CareTrust” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental income	$24,179	$15,778	$67,857	$45,869
Tenant reimbursements	2,089	1,320	5,815	3,866
Independent living facilities	766	626	2,177	1,868
Interest and other income	72	261	587	716

Total revenues	27,106	17,985	76,436	52,319

Expenses:
Depreciation and amortization	8,248	5,815	23,433	17,093
Interest expense	5,743	7,221	17,370	19,111
Property taxes	2,089	1,320	5,815	3,866
Independent living facilities	708	610	1,926	1,778
Acquisition costs	203	—	203	—
General and administrative	2,283	2,292	6,724	5,440

Total expenses	19,274	17,258	55,471	47,288

Net income	$7,832	$727	$20,965	$5,031

Earnings per common share:
Basic	$0.13	$0.02	$0.38	$0.14

Diluted	$0.13	$0.02	$0.38	$0.14

Weighted average shares outstanding:
Basic	57,595	39,125	54,403	33,916

Diluted	57,595	39,125	54,403	33,916

Dividends declared per common share	$0.17	$0.16	$0.51	$0.48

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter
	Ended	Ended
	September 30, 2016	September 30, 2015
Net income	$7,832	$727
Depreciation and amortization	8,248	5,815
Interest expense	5,743	7,221
Amortization of stock-based compensation	339	435

EBITDA	22,162	14,198
Acquisition costs	203	—

Normalized EBITDA	$22,365	$14,198

Net income	$7,832	$727
Real estate related depreciation and amortization	8,223	5,796

Funds from Operations (FFO)	16,055	6,523
Write-off of deferred financing fees	—	1,208
Acquisition costs	203	—

Normalized FFO	$16,258	$7,731

Net income	$7,832	$727
Real estate related depreciation and amortization	8,223	5,796
Amortization of deferred financing fees	561	547
Amortization of stock-based compensation	339	435
Straight-line rental income	(78)	—

Funds Available for Distribution (FAD)	16,877	7,505
Write-off of deferred financing fees	—	1,208
Acquisition costs	203	—

Normalized FAD	$17,080	$8,713

FFO per share	$0.28	$0.17

Normalized FFO per share	$0.28	$0.20

FAD per share	$0.29	$0.19

Normalized FAD per share	$0.30	$0.22

Diluted weighted average shares outstanding [1]	57,739	39,271

[1]	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016
Revenues:
Rental income	$15,778	$20,110	$20,897	$22,781	$24,179
Tenant reimbursements	1,320	1,631	1,797	1,929	2,089
Independent living facilities	626	642	681	730	766
Interest and other income	261	249	254	261	72

Total revenues	17,985	22,632	23,629	25,701	27,106

Expenses:
Depreciation and amortization	5,815	7,040	7,293	7,892	8,248
Interest expense	7,221	6,145	6,187	5,440	5,743
Property taxes	1,320	1,631	1,797	1,929	2,089
Independent living facilities	610	598	620	598	708
Acquisition costs	—	—	—	—	203
General and administrative	2,292	2,215	2,230	2,211	2,283

Total expenses	17,258	17,629	18,127	18,070	19,274

Net income	$727	$5,003	$5,502	$7,631	$7,832

Diluted earnings per share	$0.02	$0.10	$0.11	$0.13	$0.13

Diluted weighted average shares outstanding	39,125	47,660	48,101	57,478	57,595

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016
Net income	$727	$5,003	$5,502	$7,631	$7,832
Depreciation and amortization	5,815	7,040	7,293	7,892	8,248
Interest expense	7,221	6,145	6,187	5,440	5,743
Amortization of stock-based compensation	435	427	431	437	339

EBITDA	14,198	18,615	19,413	21,400	22,162
Acquisition costs	—	—	—	—	203

Normalized EBITDA	$14,198	$18,615	$19,413	$21,400	$22,365

Net income	$727	$5,003	$5,502	$7,631	$7,832
Real estate related depreciation and amortization	5,796	7,018	7,270	7,867	8,223

Funds from Operations (FFO)	6,523	12,021	12,772	15,498	16,055
Write-off of deferred financing fees	1,208	—	326	—	—
Acquisition costs	—	—	—	—	203

Normalized FFO	$7,731	$12,021	$13,098	$15,498	$16,258

Net income	$727	$5,003	$5,502	$7,631	$7,832
Real estate related depreciation and amortization	5,796	7,018	7,270	7,867	8,223
Amortization of deferred financing fees	547	551	556	561	561
Amortization of stock-based compensation	435	427	431	437	339
Straight-line rental income	—	—	—	—	(78)

Funds Available for Distribution (FAD)	7,505	12,999	13,759	16,496	16,877
Write-off of deferred financing fees	1,208	—	326	—	—
Acquisition costs	—	—	—	—	203

Normalized FAD	$8,713	$12,999	$14,085	$16,496	$17,080

FFO per share	$0.17	$0.25	$0.26	$0.27	$0.28

Normalized FFO per share	$0.20	$0.25	$0.27	$0.27	$0.28

FAD per share	$0.19	$0.27	$0.29	$0.29	$0.29

Normalized FAD per share	$0.22	$0.27	$0.29	$0.29	$0.30

Diluted weighted average shares outstanding [1]	39,271	47,802	48,258	57,667	57,739

[1]	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Real estate investments, net	$809,121	$645,614
Other real estate investments	13,595	8,477
Cash and cash equivalents	11,878	11,467
Accounts receivable	5,666	2,342
Prepaid expenses and other assets	1,755	2,083
Deferred financing costs, net	3,074	3,183

Total assets	$845,089	$673,166

Liabilities and Equity
Senior unsecured notes payable, net	$255,028	$254,229
Senior unsecured term loan, net	99,398	—
Unsecured revolving credit facility	103,000	45,000
Mortgage notes payable, net	—	94,676
Accounts payable and accrued liabilities	15,015	9,269
Dividends payable	9,873	7,704

Total liabilities	482,314	410,878

Equity:
Common stock	577	477
Additional paid-in capital	519,204	410,217
Cumulative distributions in excess of earnings	(157,006)	(148,406)

Total equity	362,775	262,288

Total liabilities and equity	$845,089	$673,166

CARETRUST REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$20,965	$5,031
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	23,444	17,093
Amortization of deferred financing costs	1,678	1,649
Write-off of deferred financing costs	326	1,208
Amortization of stock-based compensation	1,207	1,095
Straight-line rental income	(78)	—
Non cash interest income	(587)	(697)
Change in operating assets and liabilities:
Accounts receivable	(3,246)	(2,945)
Accounts receivable due from related party	—	2,275
Prepaid expenses and other assets	3	(90)
Accounts payable and accrued liabilities	5,801	4,416

Net cash provided by operating activities	49,513	29,035

Cash flows from investing activities:
Acquisitions of real estate	(185,284)	(231,501)
Improvements to real estate	(258)	(143)
Purchases of equipment, furniture and fixtures	(139)	(256)
Preferred equity investments	(4,531)	—
Escrow deposit for acquisition of real estate	(1,000)	—
Net proceeds from sale of vacant land	—	30

Net cash used in investing activities	(191,212)	(231,870)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	108,395	163,466
Proceeds from the issuance of senior unsecured term loan	100,000	—
Borrowings under unsecured revolving credit facility	150,000	45,000
Payments on unsecured revolving credit facility	(92,000)	—
Borrowings under senior secured revolving credit facility	—	35,000
Repayments of borrowings under senior secured revolving credit facility	—	(35,000)
Payments on the mortgage notes payable	(95,022)	(2,509)
Payments of deferred financing costs	(1,352)	(2,113)
Net-settle adjustment on restricted stock	(515)	(145)
Dividends paid on common stock	(27,396)	(14,086)

Net cash provided by financing activities	142,110	189,613

Net increase (decrease) in cash and cash equivalents	411	(13,222)
Cash and cash equivalents beginning of period	11,467	25,320

Cash and cash equivalents end of period	$11,878	$12,098

CARETRUST REIT, INC.

DEBT SUMMARY

(dollars in thousands)

(unaudited)

			September 30, 2016
	Interest	Maturity		% of	Deferred	Net Carrying
Debt	Rate	Date	Principal	Principal	Loan Costs	Value
Fixed Rate Debt
Senior unsecured notes payable	5.875%	2021	$260,000	56.2%	$(4,972)	$255,028
Floating Rate Debt
Senior unsecured term loan [1]	2.574%	2023	100,000	21.6%	(602)	99,398
Unsecured revolving credit facility [2]	2.374%	2019	103,000	22.2%	— [3]	103,000

	2.473%		203,000	43.8%	(602)	202,398

Total Debt	4.383%		$463,000	100.0%	$(5,574)	$457,426

[1]	Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2]	Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or the Base Rate (as defined) plus 0.75% to 1.4%.
[3]	Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(shares in thousands)

(unaudited)

2016 Guidance

	Low	High
Net income	$0.51	$0.52
Real estate related depreciation and amortization	0.57	0.57

Funds from Operations (FFO)	1.08	1.09
Acquisition costs	0.00	0.00
Write-off of deferred financing fees	0.01	0.01

Normalized FFO	$1.09	$1.10

Net income	$0.51	$0.52
Real estate related depreciation and amortization	0.57	0.57
Amortization of deferred financing fees	0.04	0.04
Amortization of stock-based compensation	0.03	0.03
Straight-line rental income	0.00	0.00

Funds Available for Distribution (FAD)	1.15	1.16
Acquisition costs	0.00	0.00
Write-off of deferred financing fees	0.01	0.01

Normalized FAD	$1.16	$1.17

Weighted average shares outstanding:
Diluted	55,443	55,443

Non-GAAP Financial Measures

EBITDA represents net income before interest expense, amortization of deferred financing costs and stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as costs associated with the spin-off, impairments, and gains or losses on the sale of real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.

FAD is defined as FFO excluding non-cash expenses, such as stock-based compensation expense, amortization of deferred financing costs and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.

In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as costs associated with the spin-off and other unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.

While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements.

Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.

The Company believes that the use of EBITDA, Normalized EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash expenses such as stock-based compensation expense and amortization of deferred financing costs, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.

Contact Information

CareTrust REIT, Inc.

(949) 542-3130

ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.